                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Salient 3 Communications, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

NEWS                           RE:
BULLETIN

From:                                       SALIENT 3 COMMUNICATIONS, INC.
FRB                                         PO Box 1498
                                            Reading, PA 19603
                                            (Nasdaq:NMS/STCIA)

The Financial Relations Board, Inc.

FOR FURTHER INFORMATION:

   AT THE COMPANY            A THE FINANCIAL RELATIONS BOARD
---------------------        -------------------------------
Paul H. Snyder,              For General Info: Paula Schwartz (212)661-8030
Sr. VP & CFO                 For Analyst Info: Jordan Darrow (212)661-8030
Mike Vermillion, VP          For Media Info:   Judith Sylk-Siegel (212)661-8030
(610) 856-5500

FOR IMMEDIATE RELEASE
---------------------
April 20, 1998

                  SALIENT 3 COMMUNICATIONS NOMINATES INDUSTRY
                  -------------------------------------------
                         EXPERTS TO BOARD OF DIRECTORS
                         -----------------------------

READING, PA -- APRIL 20, 1998 -- Salient 3 Communications, Inc. (Nasdaq/NMS:STCIA) announced that it has nominated Dennis E. Foster, 57, for election to its Board of Directors at its annual meeting of shareholders scheduled for April 29, 1998. Mr. Foster has been President and Chief Executive Officer of 360 degrees Communications Company, formerly Sprint Corporation's cellular and wireless division, since January, 1996. 360 degrees Communications recently announced that it had agreed to be acquired by Little Rock, Arkansas based Alltel Communications. Mr. Foster is to become Vice Chairman of the combined companies.

"We look forward to Dennis' joining our Board of Directors," said Tim Cobb, Chairman of Salient 3 Communications. "His extensive experience and leadership in telecommunications will add to the Board's depth of expertise in that industry."

If elected at the shareholders meeting. Mr. Foster's term as a Director of the Company will begin at the Company's October, 1998 Board Meeting and will expire at the annual shareholders meeting to be held in 2001. Mr. Foster's commencement of service on the Board will be deferred until October because of his obligations in connection with the acquisition of 360 degrees Communications by Alltel Communications. The Company's Board of Directors currently consists of six members divided into three classes serving staggered three-year terms, and will increase to seven members when Mr. Foster joins the Board.

Salient 3 Communications
Page 2

Mr. Foster joined Sprint in 1992 as Senior Vice President of Operations for its local telecommunications division and became President and Chief Operating Officer of Sprint's cellular and wireless division in March, 1993.

Prior to joining Sprint, Mr. Foster held management positions in the areas of marketing, regulatory and corporate strategic planning, as well as operational assignments with AT&T and GTE. He currently serves as Chairman of the Board of the Cellular Telephone Industry Association's Foundation for Wireless Telecommunications. He also serves on the Board of Trustees of Rush-Presbyterian St. Luke's Medical Center in Chicago and the University of Findlay in Ohio.

A complete discussion of the matters to be voted on at the meeting, including the election of three Directors and certain other matters, is contained in the Company's proxy statement filed with the Securities and Exchange Commission.

Reading, Pennsylvania-based Salient 3 Communications, Inc. is a leading telecommunications equipment and services company with segments that support public, private and wireless communications network operators. Salient 3's website is at www.salient3.com.

                                      ###

To receive Salient 3's latest news releases and other corporate documents via FAX -- no charge -- please dial 1-800-PRO-INFO. Use Company's ticker, STCIA.

Statements made in this press release which are not historical, including statements regarding earnings and shareholder value are forward looking statements and as such are subject to a number of risks. Please see the company's 1997 10K and other reports filed pursuant to the Securities Exchange Act of 1934 for additional disclosure.